UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

KKR Private Equity Conglomerate LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56540	88-4368033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Custody Agreement

On August 1, 2023, KKR Private Equity Conglomerate LLC (the “Company”), K-PEC Holdings LLC (“K-PEC Holdings”) and K-PEC HedgeCo LLC (“K-PEC HedgeCo”) entered into a Custody Agreement (the “Custody Agreement”) with The Bank of New York Mellon (“BNYM”).

Pursuant to the Custody Agreement, BNYM will act as the custodian of certain of the Company’s assets, subject to the terms and conditions set forth in the Custody Agreement, in exchange for certain agreed upon fees and expenses.

Each of K-PEC Holdings and K-PEC HedgeCo is a direct wholly owned subsidiary of the Company.

The foregoing summary description of the Custody Agreement does not purport to be complete and is qualified in its entirety by reference to the Custody Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Administrative Services Agreement

On August 1, 2023, the Company and certain of its direct and indirect wholly owned subsidiaries entered into an Administrative Services Agreement (the “Administrative Services Agreement”) with BNYM.

Pursuant to the Administrative Services Agreement, BNYM will be responsible for generally performing administrative services of the Company, subject to the terms and conditions set forth in the Administrative Services Agreement, in exchange for certain agreed upon fees, charges and expenses.

The foregoing summary description of the Administrative Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Administrative Services Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

On August 1, 2023, the Company issued and sold the following unregistered shares (the “Investor Shares”) of the Company to third party investors for cash:

Class	Number of Shares Sold*	Aggregate Consideration*
Class R-I Shares	723,000	$18,075,000
Class R-U Shares	7,300,842	$184,066,358**

On August 1, 2023, the Company issued to KKR Alternative Assets LLC (an indirect subsidiary of KKR & Co. Inc.) 4,314,539* Class E Shares of the Company at $25.00 per Class E Share in exchange for the contribution to the Company of ownership interests in (i) Groundworks, LLC, a residential foundation repair and water management service company, (ii) Accuris (f/k/a S&P Engineering Solutions), formerly a division of S&P Global Inc., dedicated to providing search and workflow tools for the global engineering community, (iii) April SAS, a wholesale insurance broker, (iv) CoolIT Systems Inc., a provider of direct-to-chip liquid cooling for commercial datacenters and consumer desktop computers, and (v) Industrial Physics, Inc., a manufacturer of testing and measurement instruments and associated aftermarket parts and services.

The offer and sale of the Investor Shares and the Class E Shares were exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2), including Regulation D (for sales to accredited investors) and/or Regulation S (for sales to non-U.S. investors outside the United States) thereunder.

*	Share and dollar amounts rounded to the nearest whole number.
**	Includes an upfront load of $1,545,307.

Item 5.06	Change in Shell Company Status.

On August 1, 2023, the Company ceased being a shell company upon the contribution of the ownership interests described in Item 3.02 above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Custody Agreement

10.2	Administrative Services Agreement

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Private Equity Conglomerate LLC

By:	/s/ Sung Bum Cho
Name:	Sung Bum Cho
Title:	Authorized Person

Date:	August 7, 2023